Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   October 12, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-105098

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus Supplement and Prospectus supplement dated June 3, 2003 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President
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Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-105098
$17,193,900,000                                                   Filed under Rule 424 (b)(3), Registration Statement No. 333-105098
Merrill Lynch CoreNotes(SM)                                  (To Prospectus Supplement and Prospectus supplement dated June 3, 2003)
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  CUSIP          Aggregate        Price to      Purchasing          Interest Rate   Interest Payment   Stated Maturity   Survivor's
  Number     Principal Amount    Public(1)    Agent's Discount(1)     Per Annum        Frequency            Date           Option
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
5901M0DB2       $3,365,000         100.0%         1.0000%                3.85%          Monthly           8/25/2008          Yes

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                                  Trade Date: Wednesday August 20, 2003                                          Merrill Lynch & Co.
Merrill Lynch & Co., Inc. [LOGO]  Issue Date: Monday Aug 25, 2003                                                   Purchasing Agent
4 World Financial Center          Minimum Denominations/Increments: $1,000/$1,000                                Acting as Principal
New York, NY 10080                Original Issue Discount: No
                                  All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                  Merrill Lynch DTC Participant Number: 5132

                                  (1) Expressed as a percentage of the aggregate principal amount.
                                      "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
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